Exhibit 23.1

KPMG LLP	Telephone	(780) 429-7300
Chartered Accountants	Fax	(780) 429-7379
10125 – 102 Street Edmonton AB T5J 3V8 Canada	Internet	www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of PCL Employees Holdings Ltd.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of PCL Employees Holdings Ltd., of our report dated January 13, 2010, with respect to the consolidated balance sheets of PCL Employees Holdings Ltd. as at October 31, 2009 and 2008 and the consolidated statements of earnings and retained earnings, cash flows and comprehensive income for each of the years in the three-year period ended October 31, 2009, which report appears in the October 31, 2009 Annual Report on Form 20-F of PCL Employees Holdings Ltd., and to the reference to our firm under the heading “Experts” in the Registration Statement.

Chartered Accountants

Edmonton, Canada
February 17, 2010

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.